Exhibit 99.1

Goodrich Petroleum Announces Third Quarter 2021 Financial Results

HOUSTON, Nov. 4, 2021 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the third quarter ended September 30, 2021.

QUARTER HIGHLIGHTS

Net loss was $48.0 million in the quarter, or ($3.52) per basic and fully diluted share. The Company incurred a non-cash mark-to-market loss of $64.9 million in the quarter due to the change in fair value of unsettled derivatives not designated as hedges as future prices for natural gas rose during the quarter.

Adjusted net income (net income prior to change in fair value of unsettled derivatives not designated as hedges) was $16.9 million, or $1.24 per basic share and $1.10 per fully diluted share for the quarter.

Operating Income was $31.6 million in the quarter. Net cash provided by operating activities was $29.9 million in the quarter, which was negatively impacted by a change in working capital of $2.4 million.

Adjusted EBITDA was $33.2 million in the quarter.

Discretionary Cash Flow was $32.3 million and Capital Expenditures totaled $27.9 million in the quarter.

Production averaged approximately 166,000 Mcfe per day for the quarter, which grew by 7% sequentially over the second quarter. Production for the quarter was negatively impacted by downtime on non-operated wells.

Average realized price per unit was $3.85 per Mcfe, or $3.03 per Mcfe including settled hedges, and per unit operating expense was $1.77 per Mcfe for the quarter, which included non-cash expense of $0.91 per Mcfe.

Per unit cash operating expense was $0.86 per Mcfe, a 3% sequential decrease from the second quarter, and total per unit cash expense including cash interest was $0.92 per Mcfe for the quarter, broken out as follows:

  Lease operating expense ("LOE") decreased sequentially by 25% to $0.21 per Mcfe, which included $0.02 per Mcfe of workover expense
  Production and other taxes increased 33% sequentially to $0.08 per Mcfe due to the severance tax abatement period ending for wells that have reached payout or two years since first production
  Transportation and processing expense decreased 3% sequentially to $0.32 per Mcfe
  General and Administrative ("G&A") expense payable in cash increased by 14% sequentially to $0.25 per Mcfe due to an increase in accrual for expected payments due to better performance measures than target under the Company's annual incentive plan and long term cash incentive plan. G&A including stock based compensation increased by 17% sequentially to $0.28 per Mcfe; and
  Cash interest expense was $0.06 per Mcfe

Cash Margin was $2.11 per Mcfe (70%), comprised of a net realized price including hedges of $3.03 per Mcfe less per unit cash expenses (including interest) detailed above of $0.92 per Mcfe. The Company expects margin expansion for the rest of this year with anticipated higher realized prices in the fourth quarter.

Return on Invested Capital ("ROIC"), defined as trailing twelve month Adjusted EBITDA divided by total assets less current liabilities, was 76% at quarter-end. Adjusted Return on Invested Capital as defined as trailing twelve month Adjusted EBITDA divided by total assets less current liabilities exclusive of the Company's current derivative liability, was 45% at quarter-end. The Company expects ROIC to increase through the end of the year with higher volumes and higher realized prices.

Please see the disclosures and tables at the end of this press release for discussion of the non-US GAAP measures presented above and in the discussion below and a reconciliation of such measures to the most directly comparable US GAAP financial measure.

RECENT DEVELOPMENTS

FALL REDETERMINATION UNDER SENIOR CREDIT FACILITY:

In conjunction with its fall redetermination under its reserve based lending facility, the Company and the participating banks have an upcoming amendment to the credit facility establishing a new borrowing base of $150 million, a $30 million increase from its previous borrowing base.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/events

To access the conference call, domestic participants should dial as follows:

PARTICIPANT DIAL IN (TOLL FREE):	1-888-317-6003

PARTICIPANT INTERNATIONAL DIAL IN:	1-412-317-6061

Canada Toll Free	1-866-284-3684

Participant Elite Entry Number: 0616919

Participants will need this Elite Entry number in order to join the conference. The Company encourages participants to dial in 10-15 minutes early to join the conference.

Participants may also access the live audio webcast of the conference call through the following web link: https://www.webcaster4.com/Webcast/Page/937/43340 or by accessing the webcast through the investor relations section of the Company's website.

FINANCIAL RESULTS

NET INCOME/LOSS

Net loss was $48.0 million in the quarter, or ($3.52) per basic and fully diluted share versus net loss of $16.4 million, or ($1.30) per basic and fully diluted share in the prior year period. Adjusted net income was $16.9 million, or $1.24 per basic share and $1.10 per fully diluted share in the quarter.

CASH FLOW

Net cash provided by operating activities was $29.9 million in the quarter, which was negatively impacted by a change in working capital of $2.4 million, versus $13.5 million in the prior year period. Adjusted EBITDA was $33.2 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $32.3 million in the quarter, versus Adjusted EBITDA of $12.7 million and DCF of $11.8 million in the prior year period.

PRODUCTION

Production totaled approximately 15.3 Bcfe in the quarter, or an average of approximately 166,000 Mcfe per day (99% natural gas), versus 11.5 Bcfe, or an average of approximately 125,500 Mcfe per day (98% natural gas), in the prior year period.

REVENUES

Oil and natural gas revenues were $58.7 million and oil and natural gas revenues adjusted for cash settled derivatives of $12.5 million paid was $46.2 million. In the prior year period, oil and natural gas revenues were $21.5 million and oil and natural gas revenues adjusted for cash settled derivatives of $1.6 million received was $23.1 million. Average realized price per unit was $3.85 per Mcfe ($3.77 per Mcf of natural gas and $70.40 per barrel of oil) in the quarter, versus $1.86 per Mcfe in the prior year period ($1.78 per Mcf of natural gas and $39.63 per barrel of oil).

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.3 million, or $0.21 per Mcfe, in the quarter, versus $2.8 million, or $0.25 per Mcfe, in the prior year period. LOE for the quarter included $0.3 million, or $0.02 per Mcfe, for workovers, versus $0.3 million, or $0.03 per Mcfe, in the prior year period. Lease operating expense for the quarter excluding workovers was $3.0 million, or $0.19 per Mcfe, versus $2.5 million, or $0.22 per Mcfe in the prior year period.

Production and other taxes were $1.3 million in the quarter, or $0.08 per Mcfe, versus $0.6 million, or $0.05 per Mcfe, in the prior year period. The increase in taxes for the quarter was due to the severance tax abatement period ending for wells that have reached payout or two years since first production.

Transportation and processing expense was $4.8 million, or $0.32 per Mcfe, in the quarter, versus $4.3 million, or $0.38 per Mcfe, in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $13.4 million, or $0.88 per Mcfe, in the quarter, versus $10.3 million, or $0.90 per Mcfe, in the prior year period.

General and administrative expense was $4.3 million, or $0.28 per Mcfe, in the quarter, versus $3.9 million, or $0.34 per Mcfe, in the prior year period. G&A expense payable in cash was $3.8 million, or $0.25 per Mcfe, versus $2.9 million or $0.25 per Mcfe, in the prior year period. The increase in G&A for the quarter was due to an increase in accrual for expected payments due to better performance measures than target under the Company's annual incentive plan and long term cash incentive plan.

OPERATING INCOME/LOSS

Operating income, defined as revenues minus operating expenses, totaled $31.6 million in the quarter. Adjusted operating income adjusted for cash settled derivatives was $19.1 million for the quarter, which included $12.5 million paid for cash settled derivatives. In the prior year period, operating loss totaled $3.6 million and adjusted operating loss adjusted for cash settled derivatives was $2.0 million, which included $1.6 million received for cash settled derivatives.

INTEREST EXPENSE

Interest expense totaled $2.2 million in the quarter, which included interest payable in cash of $0.9 million incurred on the credit facility and non-cash interest of $1.3 million incurred primarily on the Company's second lien notes, which included $1.1 million paid in-kind interest and $0.2 million amortization of debt discount and issuance costs. Interest expense totaled $1.7 million in the prior year period, which included interest payable in cash of $1.0 million incurred on the credit facility and non-cash interest of $0.7 million incurred primarily on the Company's second lien notes, which included $0.5 million paid in-kind interest and $0.2 million amortization of debt discount and issuance costs.

CAPITAL EXPENDITURES

Capital expenditures totaled $27.9 million in the quarter, of which a majority was spent on drilling and completion costs, versus $16.9 million in the prior year period, of which a majority was also spent on drilling and completion costs. The Company conducted drilling and completion operations on 12 gross (4.5 net) wells in the quarter and added 4 gross (2.2 net) wells to production. The Company had 8 gross (2.3 net) wells in the drilling or completion process at the end of the quarter.

BALANCE SHEET

The Company exited the quarter with $5.5 million of cash, $90.4 million outstanding under the Company's credit facility, and total principal debt outstanding, including the credit facility and second lien notes, of $122.9 million.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $77.4 million on its derivatives not designated as hedges in the quarter, which was comprised of a loss of $12.5 million on cash settlements and a $64.9 million loss representing the change of the fair value of our open natural gas and oil derivative contracts. The Company had a loss of $11.1 million on its derivatives not designated as hedges in the prior year period, which was comprised of a $12.7 million loss representing the change of the fair value of our open natural gas and oil derivative contracts, offset by a gain of $1.6 million on cash settlements.

OTHER INFORMATION

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Unless otherwise stated, oil production volumes include condensate.

NON-US GAAP INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Return on Invested Capital ("ROIC"), cash margin, oil and natural gas revenues adjusted for cash settled derivatives, adjusted net income, adjusted operating income (loss), G&A expense payable in cash and interest payable in cash. Management believes Adjusted EBITDA, DCF and ROIC are good financial indicators of the Company's performance and ability to internally generate operating funds. Adjusted EBITDA and adjusted net income should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Oil and natural gas revenues adjusted for cash settled derivatives should not be considered an alternative for oil and natural gas revenues, as defined by US GAAP. Adjusted operating income (loss) should not be considered an alternative to operating income (loss), as defined by US GAAP. G&A expense payable in cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Interest payable in cash should not be considered an alternative to interest expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts)
Unaudited

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Volumes
Natural gas (MMcf)	15,108	11,346	40,113	35,937
Oil and condensate (MBbls)	26	33	89	106
Mmcfe - Total	15,265	11,543	40,646	36,576

Mcfe per day	165,925	125,462	148,885	133,487

Reconciliation of Oil and natural gas revenues adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Oil and natural gas revenues (US GAAP)	$ 58,733	$ 21,463	$ 128,708	$ 64,917
Net cash received (paid) for settlement of derivative instruments	(12,498)	1,597	(14,515)	14,905
Oil and natural gas revenues adjusted for cash settled derivatives	$ 46,235	$ 23,060	$ 114,193	$ 79,822

Oil and natural gas revenues	$ 58,733	$ 21,463	$ 128,708	$ 64,917
Other	-	3	-	9
	$ 58,733	$ 21,466	$ 128,708	$ 64,926

Operating Expenses
Lease operating expense (LOE excluding workovers - $3,016, $2,524, $8,622 and $8,064, respectively)	3,277	2,831	10,429	9,384
Production and other taxes	1,291	591	2,756	2,361
Transportation and processing	4,811	4,336	13,457	14,586
Depreciation, depletion and amortization	13,389	10,341	35,671	35,484
General and administrative (payable in cash - $3,822, $2,878, $10,126 and $9,828, respectively)	4,329	3,891	11,302	13,327
Impairment of oil and natural gas properties	-	3,040	-	17,170
Other	4	(11)	(183)	(13)
Operating income (loss)	31,632	(3,553)	55,276	(27,373)

Other income (expense)
Interest expense (payable in cash - $884, $1,001, $2,612 and $3,149, respectively)	(2,232)	(1,733)	(6,255)	(5,410)
Interest income and other	-	5	-	147
Gain (loss) on commodity derivatives not designated as hedges	(77,369)	(11,079)	(103,111)	(3,629)
Loss on early extinguishment of debt	-	-	(935)	-
	(79,601)	(12,807)	(110,301)	(8,892)

Loss before income taxes	(47,969)	(16,360)	(55,025)	(36,265)
Income tax expense	-	-	-	-
Net loss	$ (47,969)	$ (16,360)	$ (55,025)	$ (36,265)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 32,291	$ 11,790	$ 75,434	$ 41,687

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 33,217	$ 12,731	$ 77,885	$ 44,581

Weighted average common shares outstanding - basic	13,641	12,618	13,481	12,564
Weighted average common shares outstanding - diluted (3)	13,641	12,618	13,481	12,564

Net loss per share
Net loss per share - basic	$ (3.52)	$ (1.30)	$ (4.08)	$ (2.89)
Net loss per share - diluted	$ (3.52)	$ (1.30)	$ (4.08)	$ (2.89)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC Topic 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 2.5 million and 2.4 million potentially dilutive instruments that were anti-dilutive for the three months ended September 30, 2021 and 2020, respectively. Fully diluted shares excludes approximately 2.4 million and 2.2 million potentially dilutive instruments that were anti-dilutive for the nine months ended September 30, 2021 and 2020, respectively.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs
Unaudited

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 70.40	$ 49.90	$ 64.25	$ 55.06
Excluding net cash received from/paid to settle oil derivatives	$ 70.40	$ 39.63	$ 64.50	$ 42.76
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.94	$ 1.89	$ 2.70	$ 2.06
Excluding net cash received from/paid to settle natural gas derivatives	$ 3.77	$ 1.78	$ 3.07	$ 1.68
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 3.03	$ 2.00	$ 2.81	$ 2.18
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 3.85	$ 1.86	$ 3.17	$ 1.77

Costs Per Mcfe
Lease operating expense ($0.19, $0.22, $0.22 and $0.22 per Mcfe excluding workovers, respectively)	$ 0.21	$ 0.25	$ 0.26	$ 0.26
Production and other taxes	$ 0.08	$ 0.05	$ 0.07	$ 0.06
Transportation and processing	$ 0.32	$ 0.38	$ 0.34	$ 0.41
Depreciation, depletion and amortization	$ 0.88	$ 0.90	$ 0.88	$ 0.97
General and administrative (payable in cash - $0.25, $0.25, $0.25 and $0.27, respectively)	$ 0.28	$ 0.34	$ 0.28	$ 0.36
Impairment of oil and natural gas properties	$ -	$ 0.26	$ -	$ 0.47
Other	$ -	$ -	$ -	$ -
	$ 1.77	$ 2.17	$ 1.81	$ 2.52

Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In thousands), unaudited

Reconciliation of discretionary cash flow (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net cash provided by operating activities (US GAAP)	$ 29,935	$ 13,512	$ 66,604	$ 44,592
Net changes in working capital	2,356	(1,722)	8,830	(2,905)
Discretionary cash flow (1)	$ 32,291	$ 11,790	$ 75,434	$ 41,687

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (47,969)	$ (16,360)	$ (55,025)	$ (36,265)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	13,389	10,341	35,671	35,484
Impairment of oil and natural gas properties	-	3,040	-	17,170
Right of use asset depreciation	135	313	406	939
Loss on derivatives not designated as hedges	77,369	11,079	103,111	3,629
Net cash (paid) received for settlement of derivative instruments	(12,498)	1,597	(14,515)	14,905
Share based compensation (non-cash)	518	1,035	1,208	3,564
Amortization of finance cost, debt discount, paid in-kind interest and accretion	1,347	732	3,643	2,261
Loss on early extinguishment of debt	-	-	935	-
Other	-	13	-	-
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(485)	(500)	(818)	(583)
Accrued oil and gas revenue	(7,311)	(44)	(14,389)	3,708
Prepaid expenses and other	102	14	204	65
Accounts payable	2,884	2,219	4,885	2,505
Accrued liabilities	2,454	33	1,288	(2,790)
Net cash provided by operating activities	29,935	13,512	66,604	44,592
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25,045)	(14,816)	(71,065)	(48,012)
Net cash used in investing activities	(25,045)	(14,816)	(71,065)	(48,012)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	(6,000)	(1,000)	(23,000)	(1,000)
Proceeds from bank borrowings	6,000	2,000	17,000	4,500
Proceeds from 2023 Second Lien Notes	-	-	15,000	-
Debt issuance costs	(140)	-	(339)	-
Purchase of treasury stock	(21)	(9)	(49)	(281)
Net cash provided by financing activities	(161)	991	8,612	3,219
Increase (decrease) in cash and cash equivalents	4,729	(313)	4,151	(201)
Cash and cash equivalents, beginning of period	782	1,564	1,360	1,452
Cash and cash equivalents, end of period	$ 5,511	$ 1,251	$ 5,511	$ 1,251

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In thousands, except per share amounts), unaudited

Supplemental Balance Sheet Data
	As of
	September 30, 2021

Cash and cash equivalents	$ 5,511

Long-term debt, net	$ 121,749
Unamortized debt discount and issuance cost	1,186
Total principal amount of debt	$ 122,935

Reconciliation of Adjusted EBITDA (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net loss (US GAAP)	$ (47,969)	$ (16,360)	$ (55,025)	$ (36,265)
Depreciation, depletion and amortization ("DD&A")	13,389	10,341	35,671	35,484
Impairment of oil and natural gas properties	-	3,040	-	17,170
Stock compensation expense (non-cash)	517	1,035	1,207	3,564
Interest expense	2,232	1,733	6,255	5,410
Loss on derivatives not designated as hedges	77,369	11,079	103,111	3,629
Net cash (paid) received for settlement of derivative instruments	(12,498)	1,597	(14,515)	14,905
Loss on early extinguishment of debt	-	-	935	-
Other items **	177	266	246	684
Adjusted EBITDA (2)	$ 33,217	$ 12,731	$ 77,885	$ 44,581

**  Other items included $0.2 million, $0.3 million, $0.2 million and $0.8 million, respectively, from the impact of accounting for operating leases under ASC 842 as well as interest income for the three and nine months ended September 30, 2021 and 2020.

Reconciliation of Return on Invested Capital ("ROIC") (non-US GAAP)

For the trailing 12 months ended September 30, 2021
Adjusted EBITDA (non-US GAAP, see reconciliation above)	$ 95,327

As of September 30, 2021
Total Assets (US GAAP)	$ 265,952
Less: Current Liabilities (US GAAP)	(140,019)
Invested Capital ("IC") (non-US GAAP)	$ 125,933

Return on Invested Capital (ROIC) (Adjusted EBITDA / IC)	76%

Reconciliation of Adjusted net income (loss) and adjusted EPS (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss (US GAAP)	$ (47,969)	$ (16,360)	$ (55,025)	$ (36,265)
Change in fair value of derivatives not designated as hedges	64,871	12,676	88,596	18,534
Adjusted net income (loss)	$ 16,902	$ (3,684)	$ 33,571	$ (17,731)
Interest, discount and amortization of debt issuance cost for 2023 Second Lien Notes	918	-	2,467	-
Adjusted diluted net income (loss)	$ 17,820	$ (3,684)	$ 36,038	$ (17,731)

Weighted average common shares outstanding - basic	13,641	12,618	13,481	12,564
Weighted average common shares outstanding - diluted (4)	16,132	12,618	15,871	12,564

Adjusted net income (loss) per share - basic	$ 1.24	$ (0.29)	$ 2.49	$ (1.41)
Adjusted net income (loss) per share - diluted	$ 1.10	$ (0.29)	$ 2.27	$ (1.41)

(4) Fully diluted shares includes approximately 2.5 million and 2.4 million potentially dilutive instruments that were anti-dilutive for the three and nine months ended September 30, 2021, respectively, for the net loss per share calculation under US GAAP but became dilutive for the adjusted diluted net income per share calculation.

Reconciliation of Adjusted operating income (loss) (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating income (loss) (US GAAP)	$ 31,632	$ (3,553)	$ 55,276	$ (27,373)
Net cash (paid) received for settlement of derivative instruments	(12,498)	1,597	(14,515)	14,905
Adjusted operating income (loss)	$ 19,134	$ (1,956)	$ 40,761	$ (12,468)

Derivative Activity

	Three Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Change in fair value of derivatives not designated as hedges	$ (64,871)	$ (12,676)	$ (88,596)	$ (18,534)
Net cash (paid) received for settlement of derivative instruments	(12,498)	1,597	(14,515)	14,905
Net loss on derivatives not designated as hedges	$ (77,369)	$ (11,079)	$ (103,111)	$ (3,629)

Reconciliation of interest payable in cash (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Three Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest expense (US GAAP)	$ 2,232	$ 1,733	$ 6,255	$ 5,410
Amortization of debt discount and issuance cost and paid-in-kind interest	(1,348)	(732)	(3,643)	(2,261)
Interest payable in cash	$ 884	$ 1,001	$ 2,612	$ 3,149

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In thousands, except per unit amounts), unaudited

Reconciliation of cash margin (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Oil and natural gas revenues	$ 58,733	$ 21,463	$ 128,708	$ 64,917
Other	-	3	-	9
	$ 58,733	$ 21,466	$ 128,708	$ 64,926

Operating Expenses
Lease operating expense (LOE excluding workovers - $3,016, $2,524, $8,622 and $8,064, respectively)	3,277	2,831	10,429	9,384
Production and other taxes	1,291	591	2,756	2,361
Transportation and processing	4,811	4,336	13,457	14,586
Depreciation, depletion and amortization	13,389	10,341	35,671	35,484
General and administrative (payable in cash - $3,822, $2,878, $10,126 and $9,828, respectively)	4,329	3,891	11,302	13,327
Impairment of oil and natural gas properties	-	3,040	-	17,170
Other	4	(11)	(183)	(13)
Operating income (loss)	31,632	(3,553)	55,276	(27,373)

Other income (expense)
Interest expense (payable in cash - $884, $1,001, $2,612 and $3,149, respectively)	(2,232)	(1,733)	(6,255)	(5,410)
Interest income and other	-	5	-	147
Gain (loss) on commodity derivatives not designated as hedges	(77,369)	(11,079)	(103,111)	(3,629)
Loss on early extinguishment of debt	-	-	(935)	-
	(79,601)	(12,807)	(110,301)	(8,892)

Loss before income taxes	(47,969)	(16,360)	(55,025)	(36,265)
Income tax expense	-	-	-	-
Net loss	$ (47,969)	$ (16,360)	$ (55,025)	$ (36,265)

Cash margin, a non-US GAAP measure	$ 32,150	$ 11,423	$ 74,813	$ 40,514
Mmcfe produced during period	15,265	11,543	40,646	36,576
Cash margin per Mcfe	$ 2.11	$ 0.99	$ 1.84	$ 1.11

Reconciliation of capital expenditures

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net cash used in investing activities (US GAAP)	$ (25,045)	$ (14,816)	$ (71,065)	$ (48,012)
Cash calls received (utilized), net	-	-	(615)	-
Miscellaneous capitalized costs, ARO adjustments & sales	(620)	564	(698)	135
Cost incurred in prior period and paid in current period	6,461	1,117	4,138	6,175
Capital accrual at period end	(8,737)	(3,808)	(8,737)	(3,808)
Total capital expenditures	$ (27,941)	$ (16,943)	$ (76,977)	$ (45,510)

Reconciliation of general & administrative expense payable in cash (non-US GAAP)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
General & administrative expense (US GAAP)	$ 4,329	$ 3,891	$ 11,302	$ 13,327
Share based compensation	(507)	(1,013)	(1,176)	(3,499)
General & administrative expense payable in cash	$ 3,822	$ 2,878	$ 10,126	$ 9,828
Oil and natural gas production (Mcfe)	15,265	11,543	40,646	36,576
General and administrative expense payable in cash per Mcfe	$ 0.25	$ 0.25	$ 0.25	$ 0.27